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                                                                     Exhibit 4.1

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                                 PRINCIPAL AMOUNT
No. R-1                                                    $250,000,000
CUSIP No. 224044 BG1

                            COX COMMUNICATIONS, INC.

                              3 7/8% Notes due 2008

                  COX COMMUNICATIONS, INC., a Delaware corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Two Hundred and Fifty Million Dollars ($250,000,000) on October 1, 2008 (the "Maturity Date"), unless previously redeemed, and to pay interest thereon from September 22, 2003 or from the most recent interest payment date to which interest has been paid or duly provided for, payable semiannually on April 1 and October 1 in each year (each, an "Interest Payment Date"), commencing April 1, 2004, at the rate of 3.875% per annum, until the principal hereof is paid or duly

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made availably for payment. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest, which shall be March 15 or September 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant regular record date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more predecessor securities) is registered at the close of business on a subsequent special record date (which shall be not more than 15 days and not less than 10 days before the payment date) for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders of Notes of this series not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to such next Business Day. Payments of principal, premium, if any, and interest hereunder shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and shall be made immediately available to the Holder (as defined below) hereof.

                  This Note is one of the duly authorized series of Securities of the Company, designated as the Company's "3 7/8% Notes due 2008" (the "Notes"), initially limited to an aggregate principal amount of $250,000,000, all issued or to be issued under and pursuant to an Indenture dated as of June 27, 1995, as amended, modified or supplemented from time to time (as so amended, modified or supplemented, the "Indenture"), duly executed and delivered by the Company to The Bank of New York, as trustee (hereinafter referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder of the Notes).

                  This Note will be redeemable at the option of the Company, in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of this Note to be redeemed and
(ii) the sum, as determined by the Quotation Agent (as defined below), of the present values of the principal amount of this Note to be redeemed and the remaining scheduled payments of interest on the principal amount of this Note to be redeemed (exclusive of interest accrued to the date of redemption) from the redemption date to October 1, 2008 (the "Remaining Life"), in each case discounted from their respective scheduled payment dates to the redemption date on

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a semiannual basis (assuming a 360-day year consisting of twelve 30-day months)
at the Treasury Rate (as defined below) plus 15 basis points, plus in either case, accrued interest thereon to the date of redemption.

                  "Comparable Treasury Issue" means, with respect to the Notes subject to redemption, the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Remaining Life.

                  "Comparable Treasury Price" means, with respect to any redemption date, the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or, if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

                  "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

                  "Reference Treasury Dealer" means, with respect to the Notes subject to redemption, Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., their respective successors, and three other primary United States Government securities dealers in The City of New York (each, a "Primary Treasury Dealer") selected by the Company. If Banc of America Securities LLC, Citigroup Global Markets Inc. or J.P. Morgan Securities Inc. shall cease to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

                  "Treasury Rate" means, with respect to any redemption date applicable to the Notes, the rate per annum equal to the semiannual yield to maturity or interpolated (on a day-count basis) of the Comparable Treasury Issue, calculated on the third Business Day preceding such redemption date using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

                  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the Holder hereof at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the principal amount of this Note called for redemption.

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                  If money sufficient to pay the redemption price with respect to and accrued interest on the principal amount of this Note to be redeemed on the redemption date is deposited with the Trustee or Paying Agent on or before the redemption date and certain other conditions are satisfied, then on or after such date, interest will cease to accrue on the principal amount of this Note called for redemption.

                  Except as provided above, this Note is not redeemable by the Company prior to maturity and is not subject to any sinking fund.

                  In case an Event of Default shall occur and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture may be amended with respect to the Notes with the consent of the Holders of at least a majority in principal amount outstanding of the Notes and
(ii) any default or noncompliance with any provisions applicable to the Notes may be waived with the consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, defect or inconsistency, or to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add additional covenants or surrender any right or power conferred on the Company, or to establish the form or terms of the Notes of any series, or to appoint a successor Trustee or provide for administration of the trust by more than one Trustee, or to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the Notes or to add any additional event of default, or to modify the provisions of the Indenture as shall be necessary to facilitate the defeasance and discharge of the Notes as shall not adversely affect any Holders, or to secure the Notes, or to make provisions respect to conversion or exchange rights of Holders, or to make any change that does not adversely affect the rights of any Holder.

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or Government Obligations for the payment of principal, premium, if any, and interest on the Notes to the Maturity Date.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and

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unconditional, to pay the principal of and premium, if any, and interest on this
Note at the place, at the respective times, at the rate, and in the coin or currency herein prescribed.

                  No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under this Note or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting this Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

                  This Note and the Indenture shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state.

                  Ownership of this Note shall be proved by the register for the Notes kept by the Registrar. The Company, the Trustee and any agent of the Company may treat the person in whose name a Note is registered as the absolute owner thereof for all purposes.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused a CUSIP number to be printed on this Note and has directed the Trustee to use the CUSIP number as a convenience to Holders. No representation is made as to the correctness of such numbers and reliance may be placed only on the other identification numbers printed on this Note.

                  Terms used herein without definition that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  Unless the Certificate of Authentication hereon has been executed by the Trustee under the Indenture referred to herein by the manual signature of one of its authorized officers, or on behalf of the Trustee by the manual signature of an authorized officer of the Trustee's authenticating agent, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  [Remainder of Page Intentionally Left Blank]

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                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or by facsimile.

                  Date:

                                     COX COMMUNICATIONS, INC.

                                     By: _______________________________________
                                     Name:
                                     Title:

                                     By: _______________________________________
                                     Name:
                                     Title:

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Notes designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
  as Trustee,

By: ___________________________
       Authorized Signatory

Dated:

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                                 ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s) assign(s) and transfer(s) unto

________________________________________________________________________________

Please insert social security number or other identifying number of assignee:

______________________________________

Please print or type name and address (including zip code) of assignee:

______________________________
______________________________
______________________________
______________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ________________ attorney to transfer said Note of Cox
Communications, Inc. on the books of Cox Communications, Inc. with full power of substitution in the premises.

__________________________________________
Dated:____________________________________

         NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement or any change whatsoever. The Signature must be guaranteed by an "eligible guarantor institution meeting the requirements of the Registrar, which requirements include memberships or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.